Exhibit 1.1

PCI MEDIA, INC.

UNDERWRITING AGREEMENT

[●] Units

                    , 2019

Roth Capital Partners, LLC

As the Representative of the

Several Underwriters Named on Schedule I hereto

c/o Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

PCI Media, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Roth Capital Partners, LLC is acting as the representative (the “Representative”), an aggregate of [●] units (the “Firm Units”), each unit consisting of one authorized but unissued share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one authorized but unissued share of Common Stock, on the terms as described in the Final Prospectus, as defined below (each, a “Warrant” and collectively, the “Warrants”). The Company has granted the Underwriters the option to purchase an aggregate of up to [●] additional units (the “Option Units”) as may be necessary to cover over-allotments made in connection with the offering (the Firm Units and the Option Units are herein collectively called the “Units”). The Units, the shares of Common Stock underlying the Units (the “Shares”), the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), the Representative Warrant, the Representative Units, the Representative Shares, the Representative Underlying Warrants and the Representative Warrant Shares (each as defined below) are collectively referred to as the “Securities.” The Warrants are being issued pursuant to the terms of a Warrant Agreement (the “Warrant Agreement”) to be entered into by and between the Company and Computershare Trust Company, N.A., as the warrant agent (in such capacity, the “Warrant Agent”).

In connection with the offering of the Securities described herein, the members of Psyop Media Company, LLC, a Delaware limited liability company (“Pysop”), other than Psyop, Inc. and All Asia Digital Entertainment Inc., are contributing their membership interests in Psyop to the Company in exchange for shares of Common Stock and Psyop, Inc. and All Asia Digital Entertainment Inc. will be merged with and into the Company with the result that Psyop will become a wholly-owned subsidiary of the Company (the “Contribution and Merger Transactions”). Except where the context otherwise indicates, this Agreement assumes that the

Contribution and Merger Transactions have been consummated in accordance with the terms described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (as each such term is defined below). Without limiting the generality of the foregoing, for the avoidance of doubt, all references herein to “subsidiary” or “subsidiaries” of the Company shall be deemed to include Psyop and any subsidiary of Psyop.

The Company and the several Underwriters hereby confirm their agreement as follows:

1.    Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form S-1 (File No. 333- 229248) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

2.    Representations and Warranties of the Company Regarding the Offering.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), as follows:

(i)    No Material Misstatements or Omissions. At the Effective Time, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below) as of [●] (Eastern time) (the “Applicable Time”) on the date hereof, on the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, the Underwriter Information (as defined in Section 7(f)). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)    Marketing Materials. Neither the Company nor any subsidiary has distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(iii)    Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company or Psyop engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company and Psyop have each been an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv)    Testing-the-Waters Communications. Neither the Company nor any subsidiary (i) has alone engaged in any Testing-the-Waters Communication without the prior consent of the Representative and (ii) has authorized anyone, other than the Underwriters, to engage in Testing-the-Waters Communications. Neither the Company nor any subsidiary has distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act

(“Written Testing-the-Waters Communications”), other than those previously provided to the Representative and listed on Schedule IV hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has filed publicly on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at least 15 calendar days prior to any “road show” (as defined in Rule 433 und the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of Securities. Each Written Testing-the-Waters Communications, when taken together with the Time of Sale Disclosure Package, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(v)    Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Securities, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with the Underwriter Information. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Pricing Prospectus, each Issuer Free Writing Prospectus and the description of the transaction provided by the Underwriters included on Schedule II.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)    Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi)    Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and present fairly in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii)    Independent Accountants. To the Company’s knowledge, Citrin Cooperman & Company, LLP, which has expressed its opinion with respect to the financial statements and schedules, if any, included as part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(viii)    Accounting and Disclosure Controls. The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ix)    Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(x)    Statistical and Marketing-Related Data. All statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and, to the extent required, the Company has obtained the necessary consent to the use of such data from such sources.

(xi)    Trading Market. On or prior to the Closing Date, each of the Units, the Common Stock and the Warrants will be registered pursuant to Section 12(b) of the Exchange Act and has been approved for listing on the NASDAQ Capital Market (“NASDAQ”), subject to official notice of issuance. When issued, the Securities (other than the Representative Warrant) will be listed on NASDAQ. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the NASDAQ rules that are then in effect, subject to applicable phase-in provisions.

(xii)    Absence of Manipulation. Except for the grant to the Underwriters of the right to purchase the Option Units, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiii)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, including the proceeds received upon the exercise of the Warrants, the Representative Warrant and the Representative Underlying Warrants will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.    Representations and Warranties Regarding the Company.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date and as of each Option Closing Date, as follows:

(i)    Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)    Authorization. The Company has the power and authority to enter into this Agreement, the Warrant Agreement and the Representative Warrant and to authorize, issue and sell the Securities as contemplated hereby and thereby. This Agreement, the Warrant Agreement, the Warrants, the Representative Warrant and the Representative Underlying Warrants have been duly authorized by the Company, and when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties thereto, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)    Contracts. The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative Warrant and the Representative Underlying Warrants, the consummation of the transactions contemplated hereby and thereby and the issuance of the Securities as contemplated hereby and thereby, will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, except in the cases of clauses (A) and (B) only, to the extent that such breach, violation, conflict, default or Default Acceleration Event would not, singularly or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

(iv)    No Violations. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Contract to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(v)    Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the Warrant Agreement, the Representative Warrant and the Representative Underlying Warrants, and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Securities, which has been effected, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the several Underwriters, (C) such consents and approvals as have been obtained and are in full force and effect, and (D) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and for the issuances of compensatory equity-based awards (each a “Company Compensatory Award”) issued pursuant to a plan approved by the Company’s board of directors and described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (each a “Company Compensatory Plan”), since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Units, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Warrant Shares, the Units issuable upon the exercise of the Representative Warrant (the “Representative Units”), the shares of Common Stock included in the Representative Units (the “Representative Shares”), and the shares of Common Stock (the “Representative Warrant Shares”) issuable upon the exercise of the Warrants included in the the Representative Units (the “Representative Underlying Warrants”), when issued, paid for and delivered upon due exercise of the Representative Warrant or the Representative Underlying Warrants, as applicable, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Warrant Shares, the Representative Shares and the Representative Warrant Shares have been reserved for issuance. The Units, the Warrants, the Shares and the Representative Warrant, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(vii)    Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes due and imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)    Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) neither the Company nor any subsidiary has declared or paid any dividends or made any distribution of any kind with respect to its capital stock or other ownership interests, (c) there has not been any change in the capital stock or other ownership interest of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock or securities of such subsidiary due to (i) the issuance of securities upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or in connection with the issuance of Company Compensatory Awards under any Company Compensatory Plan, (ii) the issuance of shares of Common Stock pursuant to the Contribution and Merger Transactions as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (iii) the issuance of securities by Psyop and the issuance of an option to purchase shares of Common Stock to the Company’s Chief Executive Officer, in each case issuable pursuant to the terms of the Chief Executive Officer’s employment agreement, as described under the heading “Executive Compensation – Executive Compensation Arrangements – D. Hunt Ramsbottom Employment Agreement” in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (iv) the issuance of shares of Common Stock in connection with the vesting and/or conversion, as applicable, of securities of Psyop issuable to the Company’s Chief Executive Officer pursuant to the terms of the Chief Executive Officer’s employment agreement and issued to the Company’s Chief Financial Officer, as described under the headings “Executive Compensation – Executive Compensation Arrangements – D. Hunt Ramsbottom Employment Agreement”, and “Executive Compensation – Equity Compensation,” or (v) the issuance of options to purchase shares of Common Stock to certain employees of the Company or its subsidiaries as described in “Executive Compensation – Equity Compensation – IPO-Related Equity Awards”, respectively, in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus), (d) there has not been any material change in the long-term or short-term debt of the Company or any subsidiary, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)    Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator (each, a “Governmental Authority”), which is reasonably likely to result in a Material Adverse Effect.

(x)    Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any Governmental Authority required for the conduct of its business as currently conducted as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with any of them, or the failure of any of them to be in full force and effect, is not reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(xi)    Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the

Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii)    Intellectual Property. The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently conducted as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the Intellectual Property described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as owned by the Company or a subsidiary of the Company is owned by the Company or such subsidiary free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and, to the knowledge of the Company, is valid and enforceable. To the knowledge of the Company, there is no (i) pending or overtly threatened claim by any third party to any inventorship interest or ownership interest adverse to that of the Company and its subsidiaries in any Intellectual Property and the Company is not aware of any facts that would form the basis for such claim, (ii) action or use by the Company or any of its subsidiaries that involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, or (iii) any interference, derivation, inter partes review, reexamination, post-grant review or other claim pending or overtly threatened challenging the rights of the Company or a subsidiary of the Company in or to, or challenging the validity, enforceability or scope of, any of the Intellectual Property of the Company or such subsidiary. Neither the Company nor any of its subsidiaries has received any notice alleging a claim of infringement, or license or similar fees for, any Intellectual Property of others and the Company is not aware of any facts that would form the basis for any such claim. To the Company’s knowledge, none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or such subsidiary in violation of any contractual obligation binding on the Company or such subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any such subsidiary. To the Company’s knowledge, none of such technology otherwise is in violation of the rights of any persons. To the knowledge of the Company, no third party is infringing on the Intellectual Property of the Company or any of its subsidiaries and the Company is unaware of any facts that would form the basis for a claim of any such infringement.

(xiii)    Employment Matters. There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xiv)    ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries do not maintain an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title IV of ERISA. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in ERISA) which has not had, and would reasonably be expected to have, a Material Adverse Effect.. Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv)    Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xvi)    SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect.

(xvii)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xviii)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xix)    OFAC. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)    Insurance. The Company, on a consolidated basis with its subsidiaries, carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business as currently conducted as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and the value of its properties.

(xxi)    Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), or ratifications thereof, and each of its subsidiaries for the period reviewed by counsel for the Underwriters and (ii) accurately in all material respects reflect all transactions referred to in such minutes for such period.

(xxii)    No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(xxiii)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxiv)    Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company or any of its subsidiaries with the Company’s or such subsidiary’s officers, directors or control persons have been duly approved by the board of directors of the Company and/or the similar governing body of such subsidiary, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxv)    No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries within 180 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xxvi)    Continued Business. No supplier, customer, distributor or sales agent of the Company or any of its subsidiaries has notified the Company or any such subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any such subsidiary, except where such discontinuation or decrease has not resulted in and would not reasonably be expected to result in a Material Adverse Effect.

(xxvii)    No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services with any third party in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xxviii)     No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxix)     Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxx)     No FINRA Affiliations. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, to the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxi)    No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxii)     Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the captions “Description of Units and Warrants” and “Description of Capital Stock” insofar as they purport to constitute a summary of (i) the terms of the Units, (ii) the terms of the Warrants, (iii) the terms of the Company’s outstanding securities, (iv) the terms of the Shares, and (v) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxiii)     Prior Sales of Securities. Item 15 of Part II of the Registration Statement sets forth a true and complete list of all securities of the Company issued or sold during the six-month period preceding the date hereof.

(b)    Any certificate signed by any officer of the Company and delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.    Purchase, Sale and Delivery of Units.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Units to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Units set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for each Firm Unit shall be $[●] per Unit.

(b)    The Company hereby grants to the Underwriters the option to purchase some or all of the Option Units and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the purchase price set forth in Section 4(a) all or any portion of the Option Units as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Units as to which the option is being exercised, and the date and time when the Option Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree. If the Underwriters elect to purchase less than all of the Option Units, the Company agrees to sell to each Underwriter the number of Option Units obtained by multiplying the number of Option Units specified in such notice by a fraction, the numerator of which is the number of Option Unit set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Option Units to be Sold” and the denominator of which is the total number of Option Units.

(c)    Payment of the purchase price for and delivery of the Option Units shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Units, as set forth in subparagraph (d) below.

(d)    The Firm Units will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern Time, on the date specified for regular way settlement in Rule 15c6-1(a) under the Exchange Act (or if the Firm Units are priced after 4:30 p.m. Eastern time, the date specified therein), or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Units, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Units is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Units, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(e)    It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Units and any Option Units the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)    On the Closing Date and any Option Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Representative Warrant”), in form and substance acceptable to the Representative, for the purchase of a number of Units equal to eight percent (8%) of the Units sold by the Company hereunder on the Closing Date or such Option Closing Date, as applicable, which shall be registered in the name or names and shall be in such denominations as the Representative may request at least one (1) business day before the Closing Date or Option Closing Date, as applicable.

5.    Covenants.

(a)    The Company covenants and agrees with the Underwriters as follows:

(i)    The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii)    During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii)    From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(iv)    (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance. (B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)    The Company shall take or cause to be taken all action reasonably necessary to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)    The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(viii)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities (including all fees and expenses of the registrar and transfer agent of the Units and the Common Stock, the Warrant Agent and the registrar and transfer agent of the Representative Warrant (if other than the Company), and the cost of preparing and printing stock certificates and warrant certificates, if any), (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Underwriters for the Underwriters’ reasonable accountable out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Securities contemplated hereby up to an aggregate of $175,000 (including amounts payable pursuant to clauses (C) and (D) above) (it being understood that such $175,000 is inclusive of, and not in addition to, the expense reimbursement provided in the letter agreement, dated February 26, 2018, between the Company and Roth Capital Partners, LLC, as amended). If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, Section 9 or Section 10, the Company will reimburse the Underwriters for all reasonable accountable out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Units or in contemplation of performing their obligations hereunder.

(ix)    The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(x)    Except for the grant to the Underwriters of the right to purchase the Option Units, the Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi)    The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xii)    The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending one hundred eighty (180) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be issued or sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the grant of Company Compensatory Awards not exercisable during the Lock-up Period and/or the issuance of shares of Common Stock with respect to any Company Compensatory Award during the Lock-Up Period, or (4) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Compensatory Plan.

(xiii)    The Company hereby agrees, during a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(a)(xiii).

(xiv)    The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock, the Units and the Warrants and a registrar and transfer agent for the Representative Warrant (if other than the Company).

(xv)    The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or would reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xvi)    The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period and (b) the expiration of the lock-up period described in Section 5(a)(xii) above.

6.    Conditions of the Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder to purchase Units are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)    If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b)    The Units, the Warrants, the Shares, the Warrant Shares, the Representative Shares, the Representative Underlying Warrants and the Representative Warrant Shares shall be approved for listing on NASDAQ, subject to official notice of issuance.

(c)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)    The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion and negative assurance letters of Latham & Watkins LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(f)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of Lowenstein Sandler LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)    The Representative, for the benefit of the Underwriters, shall have received a letter of Citrin Cooperman & Company, LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(h)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii)    No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)    There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(i)    On or before the date hereof, the Representative shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representative and each of the parties specified in Schedule V.

If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in the Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)    On or before the Closing Date, the Contribution and Merger Transactions shall have been consummated on the terms described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(k)    The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Representative or counsel to the Underwriters may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 7 and Section 9 shall survive any such termination and remain in full force and effect.

7.    Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430A of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with, the Underwriter Information.

(b)    Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with, the Underwriter Information and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Units to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event, subject to the immediately next sentence, the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the Representative (in the case of indemnification under Section 7(a)) or the Company (in the case of indemnification under Section 7(b)), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could reasonably be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes a release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Units to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e)    The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company’s directors, the officers of the Company signing the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)    For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus including under “Representative Warrant” only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter and/or the warrants owned by the Representative and its employees (collectively, the “Underwriter Information”).

8.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company, its directors, the officers of the Company signing the Registration Statement, or any of its controlling persons, and shall survive delivery of, and payment for, the Units to and by the Underwriters hereunder.

9.    Termination of this Agreement.

(a)    The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Units to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units, (ii) trading in the Units, the Warrants or the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE American shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or the NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)    If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

10.    Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Units hereunder on the Closing Date or any Option Closing Date and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Units with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Units by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Units of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii)

the respective numbers of Units to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2 and 3, the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5(a)(viii) and the provisions of Section 7 and Sections 11 through 18, inclusive, shall not terminate and shall remain in full force and effect.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or emailed to Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attention: Managing Director, email: RothECM@roth.com, with a copy to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020, Attention: John D. Hogoboom, email: jhogoboom@lowenstein.com; and if to the Company, shall be mailed delivered or emailed to it at 523 Victoria Avenue, Venice, CA 90291, Attention: D. Hunt Ramsbottom, email: hramsbottom@psyop.tv, with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attention: Anthony J. Richmond, email: tony.richmond@lw.com, and David A. Zaheer, email: david.zaheer@lw.com, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Units from any Underwriter.

13.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Units set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14.    Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.    Submission to Jurisdiction. Each party hereto irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH PARTY HERETO (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18.    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PCI MEDIA, INC.

By:
Name:	D. Hunt Ramsbottom, Jr.
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Representative of the several Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

Name	Number of Firm Units to be Purchased	Number of Option Units to be Purchased
Roth Capital Partners, LLC

Total

EXHIBIT A-

SCHEDULE II

PCI Media, Inc.

[●] Units

Final Term Sheet

Issuer:	PCI Media, Inc. (the “Company”)

Symbol:	PCIM.U (Units) PCIM (Shares) PCIM.W (Warrants)

Security:	[●] Units, each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock at an exercise price of $ per share.

Over-allotment option:	[●] Units

Public offering price:	$[●] per Unit

Underwriting discount:	$[●] per Unit

Expected net proceeds:	Approximately $[●] million (approximately $[●] if the overallotment option is exercised in full) (after deducting the underwriting discount and estimated offering expenses payable by the Company).

Trade date:	, 2019

Settlement date:	, 2019

CUSIP Nos.:	[●] (Units) [●] (Shares) [●] (Warrants)

Underwriters:	Roth Capital Partners, LLC [ ]

SCHEDULE II-1

SCHEDULE III

Free Writing Prospectus

[None.]

SCHEDULE III-1

SCHEDULE IV

Written Testing-the-Waters Communications

Investor Presentation, dated [                    ], 2019

SCHEDULE IV-1

SCHEDULE V

List of persons and entities executing lock-up agreements†

†	Subject to confirmation by Representative

SCHEDULE V-1

EXHIBIT A

Form of Lock-Up Agreement

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PCI Media, Inc., a Delaware corporation (the “Company”), relating to a proposed offering (the “Offering”) of Units including shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on, but including, the date 180 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in the above clauses (1), (2), (3) and (4) shall not apply to (a) (i) transfers of Common Stock as a bona fide gift or gifts, (ii) transfers or dispositions of the undersigned’s Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers or dispositions of the undersigned’s Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the

EXHIBIT A-1

undersigned or the immediate family of the undersigned, (iv) transfers or dispositions of the undersigned’s Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (v) distributions of the undersigned’s Common Stock to partners, members or stockholders of the undersigned, and (vi) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v) or (vi), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter agreement (this “Agreement”), (b) (i) the grant of any Company Compensatory Award pursuant to a Company Compensatory Plan not exercisable during the Lock-up Period or (ii) the exercise of any stock option or the receipt of shares of Common Stock with respect to a Company Compensatory Award, in each case, issued pursuant to a Company Compensatory Plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the restrictions imposed by this Agreement, the undersigned may, without the prior written consent of the Representative (i) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Lock-Up Period, (ii) transfer or dispose of shares of Common Stock acquired in the Offering or on the open market following the Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Lock-Up Period, (iii) transfer to the Company shares of Common Stock (A) pursuant to any contractual arrangement that either provides the Company with an option to repurchase such shares of Common Stock or provides for the forfeiture of such shares of Common Stock, in either case, in connection with the termination of the undersigned’s employment or other service relationship with the Company or any of its subsidiaries or (B) in connection with the vesting of any Company Compensatory Award granted under a Company Compensatory Plan (including to satisfy any withholding taxes applicable to such vesting), provided that any filing under Section 16 of the Exchange Act with regard to (A) or (B) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, and (iv) transfer or dispose of Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient of such shares of Common Stock shall execute and deliver to the Representative a lock-up letter in the form of this Agreement.

Further, this Agreement shall not restrict any sale, disposal or transfer of the undersigned’s Common Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control of the Company occurring after the settlement of the Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s

EXHIBIT A-2

Common Stock subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Common Stock subject to this Agreement shall remain subject to the restrictions herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 100% of the total voting power of the voting share capital of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that any holder of more than 1% of the Company’s outstanding Common Stock (each, a “Holder”) other than the undersigned is permitted by the Representative to sell or otherwise transfer or dispose of shares of Common Stock for value, the same percentage of shares of Common Stock held by the undersigned (i.e., the total number of shares of Common Stock owned by the undersigned on the date of the early release, multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company initially being granted an early release and the denominator of which shall be the total number of shares of Common Stock of the Company owned by the record or beneficial owner initially being granted an early release on the date thereof) (the “Pro-rata Release”) shall be immediately and fully released, without any further action, on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of (a) permission granted to any individual Holder (or group of affiliated Holders) by the Representative to sell or otherwise transfer or dispose of a number of shares of Common

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Stock in an amount less than or equal to $500,000 in aggregate value of Common Stock (whether in one or multiple releases), or (b) any underwritten secondary public offering of the Company’s Common Stock during the Lock-Up Period, whether or not such offering or sale is wholly or partially a secondary offering (the “Underwritten Sale”), for purposes of allowing such released owner to participate in such Underwritten Sale, in which case such early release shall only apply with respect to the undersigned’s participation in such Underwritten Sale. For purposes of determining ownership of a holder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated. In the event that the undersigned is released from any of its obligations under this Agreement or, by virtue of this Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock (or any securities convertible into Common Stock) on or prior to the expiration of the Lock-Up Period, the Representative shall use commercially reasonable efforts to provide notice to the Company upon the occurrence of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the public offering of the Company’s Common Stock that gives rise to a corresponding release of this Agreement pursuant to the terms of this paragraph; provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriters.

The undersigned understands that, (i) if the Representative, on behalf of the Underwriters, advises the Company, or the Company advises the Representative, in each case, in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, and in any case if the Underwriting Agreement does not become effective by August 15, 2019, or (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

Name:

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EXHIBIT B

Form of Press Release

PCI Media, Inc.

[Date]

PCI Media, Inc. (the “Company”) announced today that Roth Capital Partners, LLC, the Representative in the Company’s recent public sale of                  Units, is [waiving][releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                     , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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